Exhibit 10 (e)

2004 PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT

Employee:                        Name ("Employee")
Grant Dates:                     May 5, 2004 and June 29, 2004

Number of Shares
of Restricted Stock:             Granted on May 5, 2004:   _______

                                 Granted on June 29, 2004: _______

                                 Total Number of Shares:   _______ ("Shares")

1.     Grant of Restricted Stock. The Compensation Committee (the “Committee”) of the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) grants to the Employee, as of the grant dates set forth above, the number of Shares of West Pharmaceutical Services, Inc. common stock set forth above, subject to the restrictions described in this Award Agreement.

2.     Performance Goals and Performance Periods.

(a)	The term “Performance Periods” refers to the following calendar-year periods:

(i)	“Performance Period I,” which means 2004.

(ii)	“Performance Period II,” which means 2004 and 2005.

(iii)	“Performance Period III,” which means 2004, 2005 and 2006.

(b)	The term Return on Invested Capital “ROIC” means:

(i)	With respect to Performance Period I, the net operating profit for the Company (without regard to taxes) divided by the average outstanding equity plus debt of the Company for 2004.

(ii)	With respect to Performance Period II, the average of the Company’s net operating profit (without regard to taxes) divided by the average outstanding equity plus debt for 2004 and 2005.

(iii)	With respect to Performance Period III, the average of the Company’s net operating profit (without regard to taxes) divided by the average outstanding equity plus debt for 2004, 2005 and 2006.

(c)	The term “Revenue Growth” means: With respect to Performance Period I, the growth rate in net salesfor the Company from 2003 to 2004.

(i)	With respect to Performance Period II, the average of the growth rate in net sales for the Company for 2004 and 2005.

(ii)	With respect to Performance Period III, the compound annual growth rate in net sales for the Company over 2004, 2005 and 2006.

(d)	Revenue Growth and ROIC for each Performance Period shall be determined by the Committee with reference to the Company’s annual consolidated financial statements for the applicable Performance Period, except that Revenue Growth for each Performance Period shall be calculated using the exchange rate contained in the Company’s board-approved budget for the year(s) contained in each Performance Period.

3.     Rights of a Shareholder.

(a)	Employee will be considered, and have all the rights of, a shareholder with respect to the Shares, including the right to vote the Shares and to receive dividends and other distributions with respect thereto, except that at all times prior to their vesting in accordance with paragraph 4:

(i)	The Shares are subject to forfeiture and Employee will have no right to sell the Shares or assign, exchange, pledge, hypothecate or otherwise subject the Shares to any other encumbrance;

(ii)	Dividends on the Shares shall be reinvested in additional shares of the Company’s common stock; and

(iii)	Employee will have no right to receive a stock certificate for the Shares, or any portion thereof.

(b)	If any of the shares of the Company’s common stock are increased or decreased, or are changed into or augmented by any other kind or amount of property, by virtue of any corporate restructuring which affects the Company’s shareholders generally, the resulting shares or other property will be subject to the same benefits and burdens of this Award Agreement as the Shares.

4.     Vesting of Restricted Stock.

(a)	Performance Period I. Up to one-third of the Shares will become vested on the date of the determination and certification by the Committee in 2005 of the Revenue Growth and Average ROIC Performance Period I as set forth in Schedule I hereof.

(b)	Performance Period II. Up to one-third of the Shares will become vested on the date of the determination and certification by the Committee in 2006 of the Revenue Growth and Average ROIC for Performance Period II as set forth in Schedule II hereof.

(c)	Performance Period III. Up to one-third of the Shares will become vested on the date of the determination and certification by the Committee in 2007 of the Revenue Growth and Average ROIC for Performance Period III as set forth in Schedule III hereof.

5.     Delivery of Shares.

(a)	Subject to the provisions of Paragraph 4 hereof, a certificate for the whole number of Shares or any portion thereof will be delivered to Employee or to his personal representative, heir or legatee as promptly as possible after:

(i)	Employee ceases to be employed by the Employer for any reason; or

(ii)	a request therefore is made by Employee or his authorized representative on and after the vesting of such Shares;

        Provided that the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such Shares, or in the discretion of the Committee, the Company may withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements.

(b)	The Company may condition delivery of certificates for Shares upon the prior receipt from Employee of any undertakings that it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

6.     Compliance With Laws; Interpretation. The interpretation and construction of any provision of this Award Agreement or the Company’s 2004 Stock-Based Compensation Plan (the “Plan”) made by the Committee shall be final and conclusive.

7.     Right to Offset. Notwithstanding any provision of this Award Agreement to the contrary, if at any time within while the Employee is employed by the Company or within 3 months following termination of employment, the Employee directly or indirectly engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including without limitation any of the following:

(a)	conduct related to the Employee’s employment for which either criminal or civil penalties against the Employee may be sought;

(b)	acquisition of a direct or indirect interest or an option to acquire such an interest in any person or entity engaged in competition with the Company’s business (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

(c)	accepting employment with or serving as a director, officer, employee or consultant of, or furnishing information to, or otherwise facilitating the efforts of, any person or entity engaged in competition with the Company’s business;

(d)	soliciting, employing, interfering with, or attempting to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity within one year prior to such solicitation, employment, interference or enticement;

(e)	violation of Company policies, including the Company’s insider-trading policy; or

(f)	using for the Employee’s or others, or disclosing to others, any confidential or proprietary information of the Company in contravention of any Company policy or agreement,

then all Shares shall immediately be forfeited and any amount realized by the Employee upon vesting of any Shares shall be paid by the Employee to the Company.

By accepting the Shares, the Employee consents to a deduction from any amounts the Company owes the Employee, including amounts owed as wages or other compensation, fringe benefits, or vacation paid, to the extent of the amount owed under this heading. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company.

8.     No Right to Continued Employment. Nothing in this Award Agreement shall confer on the Employee the right to continue employment with the Company or interfere in any way with the right of the Company to terminate the Employee’s employment at any time.

9.     Amendment. The Committee shall have the power unilaterally and without approval of the Employee to amend this Award Agreement in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to the Employee by this Award Agreement and as long as the amended Award Agreement comports with the terms of the Plan

10.     Interpretation. The Committee shall have the sole power to resolve any dispute or disagreement arising out of this Award Agreement. The Committee’s interpretation and construction of any provision of this Award Agreement or the Plan shall be final and conclusive. Except to the extent preempted by any applicable federal law, this Award Agreement will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law of such state.

11.     Plan Document. The Shares are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this Award Agreement and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth in the Plan.

12.     Entire Agreement. This Award Agreement, including the terms and conditions of the Plan and the Schedules attached hereto, each of which is incorporated herein by reference, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Award Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        You must sign and return a copy of this Award Agreement to the Secretary of the Company. Your executed copy must be returned within sixty (60) days, otherwise, this Performance Restricted Share award will lapse and become null and void as of its inception. Therefore, intending to be legally bound, the parties have executed this Award Agreement in two counterparts as of the grant dates set forth at the beginning of this Award Agreement.

                                     WEST PHARMACEUTICAL SERVICES, INC.

                                By   /s/John R. Gailey III
                                    --------------------------------------------
                                     John R. Gailey III, Secretary

Witness:

---------------------------         --------------------------------------------
                                                       Name